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                                                                   Exhibit 10.16


                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (hereafter the "Employment Agreement") made as of ____________, 199__ (the "Closing Date"), by and among Edward C. Rorer & Co., Inc. (the "Company"), a Pennsylvania corporation, Rorer Asset Management, LLC, a Delaware limited liability company (the "Employer"), and ____________, a resident of _________________________ (the "Employee").

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Stock Purchase Agreement dated as of November 9, 1998 (the "Purchase Agreement") by and among Affiliated Managers Group, Inc., a Delaware corporation ("AMG"), the Company, the Employee and certain other parties as set forth therein, at the Closing (as defined in the Purchase Agreement) AMG will purchase all of the outstanding common stock of the Company and the Company will become a wholly-owned subsidiary of AMG and will continue as the Managing Member of the Employer.

     WHEREAS, immediately following the Closing, the Company will transfer its assets and liabilities to the Employer, which will continue the investment advisory businesses of the Company (including acting as an investment adviser to the clients which were clients of the Company).

     WHEREAS, the Employee is a stockholder of the Company and will receive substantial economic and other benefits if the transactions contemplated by the Purchase Agreement are consummated.

     WHEREAS, on the Closing Date, and as partial consideration for the Employee entering into this Employment Agreement, the Employee is being admitted as a member of the Employer. Reference is hereby made to that certain Amended and Restated Limited Liability Company Agreement dated as of the Closing Date, as the same may be amended and/or restated from time to time (the "LLC Agreement").

     WHEREAS, it is a condition precedent to the obligation of AMG to consummate the transactions contemplated by the Purchase Agreement that the Employee enter into and on the Closing Date (as defined in the Purchase Agreement) be bound by an employment agreement with the Employer in the form hereof, supplanting any previous employment agreement or arrangement that Employee may have had with the Employer or the Company.

     WHEREAS, it is a condition precedent to the Employee being admitted to the Employer as a member, that the Employee enter into and on the Closing Date be bound by an employment agreement with the Employer in the form hereof.

     WHEREAS, the Company and the Employer recognize the importance of the Employee to the Employer and to the Employer's ability to retain the client relationships transferred to the Employer under the Purchase Agreement and the Asset Transfer Agreement (as



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such term is defined in the Purchase Agreement), and desire that the Employer employ the Employee for the period of employment and upon and subject to the terms herein provided.

     WHEREAS, the Company and the Employer wish to be assured that the Employee will not compete with the Employer and its Controlled Affiliates during the period of employment, and will not for a period thereafter compete with the Employer or its Controlled Affiliates, or solicit any Past, Present, or Potential Clients of the Company or the Employer and will not, by such competition or solicitation, damage the Employer's goodwill among its clients and the general public.

     WHEREAS, the Employee desires to be employed by the Employer and to refrain from competing with the Employer or soliciting its clients and the clients of the Company for the periods and upon and subject to the terms herein provided.

     WHEREAS, the Employee has been employed by the Company for approximately ____ years, has while so employed contributed to the acquisition and retention of the Company's clients, and will continue to seek to acquire and retain clients and to generate goodwill in the future as an officer, employee and agent of the Employer.

     Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the LLC Agreement when used in this Employment Agreement.


                                   AGREEMENTS

     In consideration of the premises, the mutual covenants and the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     SECTION 1. TERM OF EMPLOYMENT; COMPENSATION. The Employer agrees to employ the Employee for a period of ___ years beginning on the Closing Date (the "Term") as an officer of the Employer except as provided herein; and the Employee hereby accepts such employment. As consideration for the Employee's performance hereunder, the Employer will pay the Employee for his services during the Term hereof such amounts (which may be zero (0)) as shall be determined by the Management Committee or its delegate(s) consistent with the provisions of Article III of the LLC Agreement (including, by way of example and not of limitation, the provisions of Section 3.5(c) of the LLC Agreement with regard to the use of Operating Allocation), subject to such payroll and withholding deductions as are required by law. Consistent with the provisions of
Section 3.5(c) of the LLC Agreement, the Employee's compensation (including salary and bonus) will be periodically reviewed and adjusted (with respect to both increases and/or decreases).

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     SECTION 2. OFFICE AND DUTIES (a) During the Term of this Employment
Agreement, the Employee shall hold such positions and perform such duties relating to the Employer's businesses and operations as may from time to time be assigned to him in accordance with the provisions of Article III of the LLC Agreement. During the Term of this Employment Agreement and while employed by the Employer, the Employee shall devote substantially all of his working time to his duties hereunder and shall, to the best of his ability, perform such duties in a manner which will further the business and interests of the Employer. During the longer of the Term of this Employment Agreement or while Employee is employed by or acting as a consultant (or in any similar capacity) to the Employer or any of its Affiliates, the Employee shall not engage (i) in any Prohibited Competition Activity; (ii) interfere with the relations of the Employer or any of its Controlled Affiliates with any person or entity who at any time during such period was a Client (which means Past, Present, and Potential Clients); or (iii) solicit or induce or attempt to solicit or induce, directly or indirectly, any employee or agent of or consultant (or person acting in any similar capacity) to the Employer to terminate its, his or her relationship therewith. The Employee agrees that he will travel to whatever extent is reasonably necessary in the conduct of the Employer's business.

     (b) Except as provided in the LLC Agreement, during the Term of this Agreement and while employed by the Employer, the Employee shall not, directly or indirectly, solicit the business of any Past, Present, or Potential Clients except on behalf and for the benefit of the Employer, or pursue any other business activity, including, without limitation, serving as an officer, director, employee, agent or adviser to any business entity other than the Employer, without the Employer's prior written consent.

     (c) Notwithstanding the provisions of this Section 2, the Employee may engage in investing for his personal account (and for the accounts of members of his Immediate Family, provided that no compensation is received by him therefore) if each such investment is made in accordance with the Code of Ethics of the Employer.

     SECTION 3. BENEFITS. The Employee shall participate, to the extent he is eligible and in a manner and to an extent that is fair and appropriate in light of his position and duties with the Employer at such time, in all bonus, pension, profit sharing, group insurance, or other fringe benefit plans which the Employer may hereafter in its sole and absolute discretion make available generally to its officers pursuant to the provisions of Article III of the LLC Agreement, but the Employer will not be required to establish any such program or plan. The Employee shall be entitled to such vacations and to such reimbursement of expenses as the Employer's policies allow, from time to time, to officers having comparable responsibilities and duties.

     SECTION 4. TERMINATION OF EMPLOYMENT. Notwithstanding any other provision of this Employment Agreement, Employee's employment with the Employer shall be terminated only in the following circumstances:

                  (a) At any time by the Company, or by the Management Committee (excluding for all purposes the Employee) with the prior written consent of the Company, if For Cause; or

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                  (b) At any time by the Management Committee (excluding for all purposes the Employee) with the prior written consent of the Company, if not For Cause; or

                  (c) At any time by the Company, or by the Management Committee (excluding for all purposes the Employee) with the prior written consent of the Company, upon the Permanent Incapacity of the Employee; or

                  (d)      Upon the death of the Employee.

     SECTION 5. ALL BUSINESS TO BE THE PROPERTY OF THE EMPLOYER; ASSIGNMENT OF INTELLECTUAL PROPERTY; CONFIDENTIALITY.

     (a) The Employee agrees that any and all presently existing investment advisory businesses of the Employer and its Controlled Affiliates (including its predecessor, the Company or any predecessor thereto), and all businesses developed by the Employer and its or such predecessor's Controlled Affiliates, including by such Employee or any other employee of the Employer (including, without limitation, employees of its predecessor, the Company or any predecessor thereto), including, without limitation, all investment methodologies, all investment advisory contracts, fees and fee schedules, commissions, records, data, client lists, agreements, trade secrets, and any other incident of any business developed by the Employer (or its predecessor, the Company or any predecessor thereto) or their respective Controlled Affiliates or earned or carried on by the Employee for the Employer or its predecessor, the Company or any predecessor thereto or their respective Controlled Affiliates, and all trade names, service marks and logos under which the Employer or its Controlled Affiliates do business, and any combinations or variations thereof and all related logos, are and shall be the exclusive property of the Employer or such Controlled Affiliate, as applicable, for its or their sole use, and (where applicable) shall be payable directly to the Employer or such Controlled Affiliate. In addition, the Employee acknowledges and agrees that the investment performance of the accounts managed by the Employer (and its predecessor, the Company or any predecessor thereto) was attributable to the efforts of the team of professionals at the Employer (or its predecessor, the Company or any predecessor thereto, as applicable) and not to the efforts of any single individual or subset of such team of professionals, and that therefore, the performance records of the accounts managed by the Employer (and its predecessor, the Company and any predecessor thereto) are and shall be the exclusive property of the Employer.

     (b) The Employee acknowledges that, in the course of performing services hereunder and otherwise (including, without limitation, for the Employer's predecessor, the Company or any predecessor thereto), the Employee has had, and will from time to time have, access to information of a confidential or proprietary nature, including without limitation, all confidential or proprietary investment methodologies, trade secrets, proprietary or confidential plans, client identities and information, client lists, service providers, business operations or techniques, records and data ("Intellectual Property") owned or used in the course of business by the Employer or its Controlled Affiliates. The Employee agrees always to keep secret and not ever publish, divulge, furnish, use or make accessible to anyone (otherwise than in the regular business of the Employer and its Controlled Affiliates or as required by court order or by law (on the written advice of outside counsel)) any Intellectual Property of the Employer or any

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Controlled Affiliate thereof unless such information can be shown to be in the public domain through no fault of such Employee. At the termination of the Employee's services to the Employer, all data, memoranda, client lists, notes, programs and other papers, items and tangible media, and reproductions thereof relating to the foregoing matters in the Employee's possession or control, shall be returned to the Employer and remain in its possession.

     (c) The Employee acknowledges that, in the course of entering into this Employment Agreement, the Employee has had and, in the course of the operation of the Employer, the Employee will from time to time have, access to Intellectual Property owned by or used in the course of business by AMG. The Employee agrees, for the benefit of the Employer and its Members, and for the benefit of the Manager Member and AMG, always to keep secret and not ever publish, divulge, furnish, use or make accessible to anyone (otherwise than at the Manager Member's request or by court order or by law (on the written advice of outside counsel)) any knowledge or information regarding Intellectual Property (including, by way of example and not of limitation, the transaction structures utilized by AMG) of AMG unless such information can be shown to be in the public domain through no fault of such Employee. At the termination of the Employee's service to the Employer, all data, memoranda, documents, notes and other papers, items and tangible media, and reproductions thereof relating to the foregoing matters in the Employee's possession or control shall be returned to AMG and remain in its possession.

     (d) The provisions of this Section 5 shall not be deemed to limit any of the rights of the Employer or the Members under the LLC Agreement or under applicable law, but shall be in addition to the rights set forth in the LLC Agreement and those which arise under applicable law.

                      SECTION 6. NON-COMPETITION COVENANT.

     (a) Until the later of (i) two (2) years following the termination of the Employee's employment with the Employer or any of its Affiliates or (ii) __ years from the date hereof, the Employee shall not, directly or indirectly, engage in any Prohibited Competition Activity. [Blank to be two years after stated term of Employment Agreement.]

     (b) In addition to, and not in limitation of, the provisions of Section 6(a), the Employee agrees, for the benefit of the Employer and the Company, that from and after the termination of the Employee's employment with the Employer and its Affiliates and until the later of (i) two (2) years following the termination of the Employee's employment with the Employer or any of its Affiliates or (ii) __ years from the date hereof, the Employee shall not, directly or indirectly, whether as owner, part owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant, or in any other capacity, on behalf of himself or any Person other than the Employer and its Controlled Affiliates: [Blank to be two years after stated term of Employment Agreement.]

                      (i) provide Investment Management Services to any Person that is a Past, Present or Potential Client of the Employer; PROVIDED, HOWEVER, that this clause (i) shall not be applicable to clients of the Employer (including Potential Clients) who are also members of the Immediate Family of the Employee;

                     (ii) solicit or induce, whether directly or indirectly, any Person for the purpose (which need not be the sole or primary purpose) of (A) causing any funds with respect to which the Employer or any of its Controlled Affiliates provides Investment Management Services to be withdrawn from such management, or (B) causing any Client of the Employer (including any Potential Client) not to engage the Employer or any of its Controlled Affiliates to provide Investment Management Services for any or additional funds;

                    (iii) contact or communicate with, in either case in connection with Investment Management Services, whether directly or indirectly, any Past, Present or Potential Clients of the Employer; PROVIDED, HOWEVER, that this clause (iii) shall not be applicable to clients of the Employer (including Potential Clients) who are also members of the Immediate Family of the Employee; or

                     (iv) solicit or induce, or attempt to solicit or induce, directly or indirectly, any employee or agent of, or consultant to, the Employer or any of its Controlled Affiliates to terminate its, his or her relationship therewith, hire any such employee, agent or consultant, or former employee, agent or consultant, or work in any enterprise involving investment advisory services with any employee, agent or consultant or former employee, agent or consultant, of the Employer or its Controlled Affiliates who was employed by or acted as an agent or consultant to the Employer (or its predecessor, the Company or any predecessor thereto) or its Affiliates at any time during the two (2) year period preceding the termination of the Employee's employment (excluding for all purposes of this sentence, secretaries and persons holding other similar positions).

     For purposes of this Section 6(b), (x) the term "Past Client" shall be limited to those past clients who were recipients of Investment Management Services, directly or indirectly, from the Employer (including its predecessor, the Company or any predecessor thereto) and/or their respective Controlled Affiliates at the date of termination of the Employee's employment or at any time during the two (2) years immediately preceding the date of such termination; and (y) the term "Potential Client" shall be limited to those Persons to whom an offer was made (or other requisite action was taken) within two (2) years prior to the date of termination of the Employee's employment.

     Notwithstanding the provisions of Sections 6(a) and 6(b), the Employee may make passive investments in an enterprise which is competitive with AMG or the Employer the shares or other equity interests of which are publicly traded; PROVIDED, his holding therein together with any holdings of his Affiliates and members of his Immediate Family, are, at the time such investments are made, less than five percent (5%) of the outstanding shares or comparable interests in such entity.

                  (c) The Employee, the Employer and the Company agree that the periods of time and the unlimited geographic area applicable to the covenants of this Section 6 and of Section 2 are reasonable, in view of the Employee's status as a significant stockholder of the Company, which will be acquired by AMG and which will contribute its investment advisory business to the Employer, the Employee's receipt of a member interest in the Employer, the

Employee's receipt of the payments specified in Section 1 above, the geographic scope and nature of the business in which the Employer is engaged, the Employee's knowledge of the Employer's (and its predecessor, the Company's and any predecessor thereto's) businesses and the Employee's relationships with the Employer's and the Company's investment advisory clients. However, if such period or such area should be adjudged unreasonable in any judicial proceeding, then the period of time shall be reduced by such number of months or such area shall be reduced by elimination of such portion of such area, or both, as are deemed unreasonable, so that this covenant may be enforced in such maximum area and during such maximum period of time as are adjudged to be reasonable.

     SECTION 7. NOTICES. All notices hereunder shall be in writing and shall be delivered, sent by recognized overnight courier or mailed by registered or certified mail, postage and fees prepaid, to the party to be notified at the party's address shown below. Notices which are hand delivered or delivered by recognized overnight courier shall be effective on delivery. Notices which are mailed shall be effective on the third day after mailing.

                      (i)           If to the Employer:

                           Edward C. Rorer & Co., Inc.
                           c/o Rorer Asset Management
                           1650 Market Street, Suite 5150
                           Philadelphia, Pennsylvania  19103-7301
                           Attention:
                           Facsimile No.:


                           with a copy to:

                           Affiliated Managers Group, Inc.
                           Two International Place, 23rd Floor
                           Boston, MA  02110
                           Attention: Nathaniel Dalton, Senior Vice President Facsimile No.: (617) 747-3380

                     (ii)           if to the Employee:




                           with a copy to:




                    (iii)           if to the Company:

                           c/o Affiliated Managers Group, Inc.
                           Two International Place, 23rd Floor

                           Boston, MA 02110
                           Attention: Nathaniel Dalton, Senior Vice President Facsimile No.: (617) 747-3380

                           with a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, NY  10017
                           Attention: William Curbow
                           Facsimile No.:  (212) 455-2502

unless and until notice of another or different address shall be given as provided herein.

     SECTION 8. THIRD-PARTY BENEFICIARY; ASSIGNABILITY. AMG is an intended third-party beneficiary of the provisions of this Employment Agreement. This Employment Agreement shall be binding upon and inure to the benefit of the Employer and the Company, and to any person or firm who may succeed to substantially all of the assets of the Employer or the Company. This Employment Agreement shall not be assignable by the Employee.

     SECTION 9. ENTIRE AGREEMENT. Except as set forth below, this Employment Agreement contains the entire agreement between the Employer and the Employee with respect to the subject matter hereof, and supersedes all prior oral and written agreements between the Employer and the Employee with respect to the subject matter hereof, including without limitation any oral agreements relating to compensation. In the event of any conflict between the provisions hereof and of the LLC Agreement, the provisions hereof shall control.

     SECTION 10. REMEDIES UPON BREACH.

     (a) In the event that the Employee breaches any of the non-competition or non-solicitation provisions of this Employment Agreement (in each case, including, without limitation, following the termination of his or her employment with the LLC), then (A) the Employee shall forfeit its right to receive any payment for its LLC Interests under Section 3.11 of the LLC Agreement, although he or she shall cease to be a Non-Manager Member in accordance with the provisions of Section 3.11(e) of the LLC Agreement and (B) AMG (or its assignees) shall have no further obligations under any promissory note theretofore issued to the Employee pursuant to Section 3.11(f) of the LLC Agreement and (C) the Employer shall be entitled to withhold any other payments to which the Employee otherwise would be entitled to offset damages resulting from such breach; provided, however, that, absent a determination by an arbitrator or a court of competent jurisdiction that the Employee has so breached this Employment Agreement, such right of setoff shall not extend to any payments to the Employee to the extent paid out of the Operating Allocation of the LLC.

     (b) The Employee recognizes and agrees that the Employer or the Company's remedy at law for any breach of the provisions of this Employment Agreement would be inadequate and that for any breach of such provisions by the Employee, the Employer or the Company shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Employment Agreement, be entitled to injunctive relief and to enforce their respective rights by an action for specific performance to the extent permitted by law, and to the right of setoff against any amounts due to the Employee by the Employer or the Company. Should the Employee engage in any activities prohibited by this Employment Agreement, he agrees to pay over to the Employer all compensation received in connection with such activities. Such payment shall not impair any other rights or remedies of the Employer or the Company or affect the obligations or liabilities of the Employee under this Employment Agreement or applicable law.

     SECTION 11. ARBITRATION OF DISPUTES. Any controversy or claim arising out of or relating to this Employment Agreement or the breach hereof or otherwise arising out of the Employee's employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in Boston, Massachusetts in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators, except that the arbitrator shall apply the law as established by decisions of the U.S. Supreme Court, the Court of Appeals for the First Circuit and the U.S. District Court for the District of Massachusetts in deciding the merits of claims and defenses under federal law or any state or federal antidiscrimination law, and any awards to the Employee for violation of any antidiscrimination law shall not exceed the maximum award to which the Employee would be entitled under the applicable (or most analogous) federal antidiscrimination or civil rights laws. In the event that any person or entity other than the Employee, the Employer or the Company may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity's agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties covenant that they will participate in the arbitration in good faith. Each party to such arbitration shall bear its own costs and expenses in connection therewith. This
Section 11 shall be specifically enforceable. Notwithstanding the foregoing, this Section 11 shall not preclude any party hereto from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; PROVIDED, that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 11.

     SECTION 12. ACCELERATED PUT RIGHTS.

     (a) Notwithstanding any provisions contained in the LLC Agreement to the contrary (including Article III and Article VII thereof), upon any exercise by the Company of any of its rights under Section 3.2(b)(v) (a "Put Acceleration Event"), AMG or its successors or assigns shall, upon the request of the Employee, purchase all of the LLC Points in the LLC then held by the Employee (or by its related Non-Manager Member, if the Employee is not itself the Non-Manager Member) and its Permitted Transferees pursuant to the terms and conditions of this Section 12 (an "Accelerated Put"). [In the event of such a request by the Employee pursuant to the provisions of the preceding sentence, the LLC shall, immediately prior to such purchase by AMG or its successors or assigns, issue to the Employee all Program LLC Points then remaining in the Purchase Reserve, and such Program LLC Points shall be included in the LLC Points purchased by AMG or its successors or assigns under this Section 12.] [Bracketed sentence to be included only in Mr. Rorer's Employment Agreement.]

     (b) If the Employee desires to exercise his or her rights under Section 12(a), he or she shall give the Company and AMG irrevocable written notice (an "Accelerated Put Notice") within ninety (90) days after the Put Acceleration Event, stating that he or she is electing to sell all (but not less than all) of the LLC Points then owned by the Employee (or by its related Non-Manager Member, if the Employee is not itself the Non-Manager Member) and by its Permitted Transferees.

     (c) The purchase price upon exercise of an Accelerated Put (the "Accelerated Put Price") shall be an amount equal to (i) fourteen (14.0) multiplied by the positive difference, if any, of (x) the sum of (I) fifty percent (50%) of the LLC's Maintenance Fees for the twenty-four (24) months ending on the last day of the calendar quarter in which the Put Acceleration Event occurred and (II) thirty-three and thirty-three one-hundredths percent (33.33%) of the LLC's Earned Performance Fees for the thirty-six (36) calendar months ending on the last day of the calendar year prior to the calendar year in which the Accelerated Put Event occurred, minus (y) the amount by which the actual expenses of the LLC (determined on an accrual basis in accordance with generally accepted accounting principles consistently applied) exceeded the Operating Allocation of the LLC (including previously reserved Operating Allocation) during the twelve (12) months ending on the last day of the calendar quarter in which the Put Acceleration Event occurred, multiplied by (ii) a fraction, the numerator of which is the number of Vested LLC Points to be purchased from such Employee (or its related Non-Manager Member) and its Permitted Transferees on the Accelerated Purchase Date (as defined below) and the denominator of which is the number of LLC Points outstanding on the Accelerated Purchase Date (before giving effect to any Puts or Accelerated Puts or any issuances, redemptions or vesting of LLC Points on such date).

     (d) In the case of any Accelerated Put, the Accelerated Put Price shall be paid by AMG (or its successors or assigns) on a date (the "Accelerated Purchase Date") determined by AMG (but no later than sixty (60) days following delivery of the Accelerated Put Notice) by wire transfer or certified check(s) issued to the Employee (or its related Non-Manager Member) and its Permitted Transferees.

     SECTION 13. CONSENT TO JURISDICTION. To the extent that any court action is permitted consistent with or to enforce Section 11 of this Employment Agreement, the parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts. Accordingly, with respect to any such court action, the Employee (a) submits to the personal jurisdiction of such courts; (b) consents to service of process at the address determined pursuant to the provisions of Section 7 hereof; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

     SECTION 14. THIRD-PARTY AGREEMENTS AND RIGHTS. The Employee hereby confirms that the Employee is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Employee's use or disclosure of information or the Employee's engagement in any business. The Employee represents to the

Employer that the Employee's execution of this Employment Agreement, the Employee's employment with the Employer and the performance of the Employee's proposed duties for the Employer will not violate any obligations the Employee may have to any such previous employer or other party. In the Employee's work for the Employer, the Employee will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Employee will not bring to the premises of the Employer any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

     SECTION 15. LITIGATION AND REGULATORY COOPERATION. During and after the Employee's employment, the Employee shall cooperate fully with the Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer or the Company or their Affiliates which relate to events or occurrences that transpired while the Employee was employed by the Employer (including, without limitation, its predecessor, the Company, or any predecessor thereto). The Employee's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer or the Company or their Affiliates at mutually convenient times. During and after the Employee's employment, the Employee also shall cooperate fully with the Employer, the Company and their Affiliates in connection with any investigation or review of any federal, state or local regulatory, quasi-regulatory or self-governing authority (including, without limitation, the Securities and Exchange Commission) as any such investigation or review relates to events or occurrences that transpired while the Employee was employed by the Employer (including, without limitation, its predecessor, the Company, and any predecessor thereto). The Employer shall reimburse the Employee for any reasonable out-of-pocket expenses incurred in connection with the Employee's performance of obligations pursuant to this Section 15.

     SECTION 16. WAIVERS AND FURTHER AGREEMENTS. Neither this Employment Agreement nor any term or condition hereof, including without limitation the terms and conditions of this Section 16, may be waived or modified in whole or in part as against the Company, the Employer or the Employee, except by written instrument executed by or on behalf of each of the parties hereto other than the party seeking such waiver or modification, expressly stating that it is intended to operate as a waiver or modification of this Employment Agreement or the applicable term or condition hereof, it being understood that any action under this Section 16 on behalf of the Employer may be taken only with the approval of the Company as the Manager Member of the Employer. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Employment Agreement.

     SECTION 17. AMENDMENTS; EMPLOYER'S CONSENTS. This Employment Agreement may not be amended, nor shall any change, modification, consent, or discharge be effected except by written instrument executed by or on behalf of the party against whom enforcement of any change, modification, consent or discharge is sought, it being understood that any action under this Section 17 on behalf of the Employer may be taken only with the prior written approval of the Company as the Manager Member of the Employer.

     Whenever under this Agreement the consent of the Employer is required, that consent shall only be effective if given with the prior written consent of the Company as the Manager Member of the Employer.

     SECTION 18. SEVERABILITY. If any provision of this Employment Agreement shall be held or deemed to be invalid, inoperative or unenforceable in any jurisdiction or jurisdictions, because of conflicts with any constitution, statute, rule or public policy or for any other reason, such circumstance shall not have the effect of rendering the provision in question unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provisions herein contained unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Employment Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, or unenforceable provision had never been contained herein and such provision reformed so that it would be enforceable to the maximum extent permitted in such jurisdiction or in such case.

     SECTION 19. GOVERNING LAW. This Employment Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania which apply to contracts executed and performed solely in the Commonwealth of Pennsylvania.

     SECTION 20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties have executed this Employment Agreement as a sealed instrument as of the date first above written.


EMPLOYEE:                           RORER ASSET MANAGEMENT, LLC



                                    By: Edward C. Rorer & Co., Inc.,
                                        its Manager Member



                                    By:
----------------------------------    -----------------------------------------
[Name]                                Name:
                                      Title:




                                    EDWARD C. RORER & CO., INC.




                                    BY:
                                      -----------------------------------------
                                      Name:
                                      Title: